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                           BY-LAWS FOR THE REGULATION
                    EXCEPT AS OTHERWISE PROVIDED BY STATUTE
                      OF ITS ARTICLES OF INCORPORATION OF
                         PACIFIC GOLD AND URANIUM, INC.



                                   ARTICLE I.

                                    Offices

         Section 1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at Suite 1400, First National Bank Building, Reno, Nevada, being the office of The Nevada Agency and Trust Company. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said county.

         Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                  ARTICLE II.

                            Meetings of Shareholders

         Section 1. MEETING PLACE. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of Nevada which may be designated either by the Board of Directors, pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

         Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the fourth Wednesday of May each year, at the hour of 2:00 o'clock p.m. of said day commencing with the year 1978; provided, however, that should said day fall upon a legal holiday then any such annual meeting of shareholders shall be held at the same
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time and place on the next day thereafter ensuing which is not a legal holiday.

         Written notice of each annual meeting signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him, if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings or shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purposes for which the meeting is called.

         Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum
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of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

         When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         Section 5. ENTRY OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the By-Laws of the corporation.

         Section 6. VOTING. At all annual and special meetings of stockholders entitled to vote thereat, every holder of stock issued to a bona fide purchaser of the same, represented by the holders thereof, either in person or by proxy in writing, shall have one vote for each share of stock so held and represented at such meetings, unless the Articles of Incorporation of the company shall otherwise provide, in which event the voting rights, powers and privileges prescribed in the said Articles of Incorporation shall prevail. Voting for directors and, upon demand of any stockholder, upon any question at any meeting shall be by ballot.

         Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding
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         Section 8.  CONSENT OF ABSENTEES.  The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written Waiver of Notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

                                ARTICLE III.

         Section 1. POWERS. Subject to limitations of the Articles of Incorporation or the By-Laws, and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:
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and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-Laws, fix their compensation, and require from them security for faithful service.

         Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the By-Laws, as they may deem best.

         Third - To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Nevada, as provided in Article I, Section 2, hereof; to designate any place within or without the State of Nevada for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

         Fourth - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

         Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences
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         Sixth - To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal By-Laws. The executive committee shall be composed of one or more directors.

         Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be three (3) and no more than fifteen (15).

         Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

         Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

         A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the
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Board of Directors accept the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office.

         Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

         Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call on the fourth Wednesday of each month at the hour of 3:00 o'clock p.m. of said day; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

         Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two directors.
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shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

         Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

         Section 10. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such director, as required by law and the By-Laws of the corporation.

         Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting
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of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

         Section 13. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour: provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

         Section 14. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but by resolution of the board, a fixed fee, with or without expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                                 ARTICLE IV.

                                  Officers

         Section 1. OFFICERS. The officers of the corporation shall be a president, a vice president, a secretary, and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than president and chairman of the board need not be directors. One person may hold two or more offices, except that of president.

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except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

         Any officer may resign at any time by giving written notice to the Board of Directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

         Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.





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powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

         Section 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the By-Laws.

         Section 9. SECRETARY. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.





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principal office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

         Section 10. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

         The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.





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